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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE

           HEALTH GRADES, INC. ANNOUNCES $2.0 MILLION EQUITY FINANCING


LAKEWOOD, CO - October 30, 2001 - Health Grades, Inc. (OTCBB: HGRD) today stated that it has exercised its option to receive $2.0 million under a previously announced financing commitment ("the Commitment") with Chancellor V, L.P. ("Chancellor") and Essex Woodlands Health Ventures Fund IV, L.P. ("Essex"). In accordance with the terms of the Commitment, in exchange for the $2.0 million, the Company issued an aggregate of 13,333,333 shares of Company common stock to Chancellor and Essex. In addition, the Company issued six-year warrants to purchase 350,000 shares of Company common stock at an exercise price per share of $0.15.

The securities issued in the transaction were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.